Exhibit 3
UNIT RECAPITALIZATION, EXCHANGE AND LOCKUP AGREEMENT
This Unit Recapitalization, Exchange and Lockup Agreement (this "Agreement") is made and entered into as of March 30, 2020, by and among NSA OP, LP, a Delaware limited partnership ("NSA OP"), NSA BV DR, LLC, a Delaware limited liability company ("NSA BV"), SecurCare American Portfolio, LLC, a Delaware limited liability company ("SAP"), Arlen D. Nordhagen, an individual ("Nordhagen") and Wendy P. Nordhagen, an individual. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Second Amended and Restated Limited Liability Company Agreement of SAP dated October 1, 2015 (as amended, the "SAP LLCA").
WHEREAS, on February 24, 2020, (i) National Storage Affiliates Trust ("Parent"), SecurCare Self Storage, Inc. ("SecurCare") and Nordhagen, among others, entered into an agreement and plan of merger (the "Merger Agreement") whereby SecurCare will be merged into a wholly-owned subsidiary of Parent (the "SecurCare Merger"), and (ii) Parent, DLAN Corporation ("DLAN") and Wendy P. Nordhagen, among others, entered into an agreement and plan of merger whereby DLAN will be merged into another wholly-owned subsidiary of Parent (the "DLAN Merger"), each subject to customary closing conditions;
WHEREAS, pursuant to Section 7.01(h) of the Merger Agreement, a condition to Parent's obligations under the Merger Agreement, is the completion of the transactions summarized in the Company Unit Transfer Plan (as defined in the Merger Agreement) in the following order immediately prior to the closing of the SecurCare Merger:
•(1) SecurCare will distribute all 27,117 Class X common units of limited liability company interest (the "Universal Class X DownREIT Units") it owns in Fontana Universal Self Storage, a California Limited Partnership, Corona Universal Self Storage, a California Limited Partnership, Hesperia Universal Self Storage, a California Limited Partnership, Loma Linda Universal Self Storage, a California Limited Partnership, Universal Self Storage Hesperia LLC, Universal Self Storage Highland, a California Limited Partnership, Universal Self Storage San Bernardino LLC, and Upland Universal Self Storage, a California Limited Partnership, (collectively, the "Guardian DownREITs") to its shareholders;
•(2) The 20,144 Class B common units of limited liability company in SAP (the "SAP Class B DownREIT Units") held by Wendy P. Nordhagen and the 14,367 SAP Class B DownREIT Units held by SecurCare will be converted into 67,644 and 48,244 SAP Class X DownREIT Units, respectively, using a ratio of 3.358 SAP Class X DownREIT Units for each SAP Class B DownREIT Unit, which reflects estimated cash available for distribution for the Series SC Class B common units of limited partnership interest in NSA OP ("Class B OP Units") and for the Class A common units of limited partnership interest in NSA OP ("Class A OP Units") over the 12 calendar month period ending March 31, 2020;
•(3) 143,500 of the 393,998 Class Y common units of limited liability company interest in SAP (the "SAP Class Y DownREIT Units") owned by NSA BV will be converted into an equal number of Class X common units of limited liability company interest in SAP (“SAP Class X DownREIT Units”);
•(4) NSA OP will cause NSA BV to exchange the 143,500 newly recapitalized SAP Class X DownREIT Units (described above) in redemption of an equivalent number of Class A OP Units held by Nordhagen; and
•(5) Nordhagen and Wendy P. Nordhagen, shall each enter into an agreement with NSA OP and NSA BV whereby each will agree that certain of their redemption rights will not be exercisable until at and after the five year anniversary of the closing date of the SecurCare Merger.
WHEREAS, the Company Unit Transfer Plan (as defined in the Merger Agreement) contemplates that, immediately after the closing of the SecurCare Merger and immediately prior to the closing of the DLAN Merger, the following two additional transactions will be consummated in the following order:
•(1) 225,000 of the remaining 250,498 SAP Class Y DownREIT Units owned by NSA BV will be converted into an equal number of SAP Class X DownREIT Units; and
•(2) NSA OP will cause NSA BV to exchange the 225,000 newly recapitalized SAP Class X DownREIT Units (described above) in redemption of an equivalent number of Class A OP Units held by Nordhagen;
WHEREAS, on March 30, 2020, in lieu of the distribution to its shareholders contemplated in Step 1 of the second WHEREAS clause above, SecurCare sold all 27,117 SAP Class X DownREIT Units it owned in the Guardian DownREITs to Nordhagen;
WHEREAS, pursuant to Section 4.3 of the SAP LLCA, NSA BV is authorized to cause SAP to issue additional Membership Interests for any purpose, without the approval of any Members;
WHEREAS, transfers of Class A OP Units and SAP Class X DownREIT Units are permitted under certain circumstances pursuant to Section 11.3(a) of each of the Third Amended and Restated Agreement of Limited Partnership of NSA OP, dated April 28, 2015 (as amended, the "NSA OP LPA") and the SAP LLCA;
WHEREAS, subject to the terms and conditions of this agreement, Parent wishes to cause NSA OP to cause NSA BV (i) to cause SAP to effect the conversions described in Steps 2 and 3 of the second WHEREAS clause above and Step 1 of the third WHEREAS clause above and (ii) to effect the exchanges described in Step 4 of the second WHEREAS clause above and Step 2 of the third WHEREAS clause above.
For good and valuable consideration, the Parties hereby agree as follows:
1.Representation and Warranties: Nordhagen hereby represents, warrants and certifies that (i) Nordhagen is a limited partner of NSA OP; (ii) Nordhagen has good, marketable and unencumbered title in his own name to at least 368,500 Class A OP Units as of the date hereof, free and clear of the rights or interests of any other person or entity; (iii) Nordhagen has the full right, power and authority to transfer such Class A OP Units as provided herein; (iv) Nordhagen has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such transfers; (v) Nordhagen has read and understands this Agreement, the SAP LLCA and the NSA OP LPA; (vi) the Transfers from NSA BV to Nordhagen satisfy each of the conditions set forth in Section 11.3(b) of the SAP LLCA, including that Nordhagen is a Qualified Transferee and assumes all obligations of NSA BV under the SAP LLCA with respect to the Transferred Membership Interests, and (vii) Nordhagen understands the risks of holding SAP Class X DownREIT Units in lieu of Class A OP Units.
2.Unit Recapitalization and Exchange.
a.On March 31, 2020 immediately prior to the closing of the SecurCare Merger:
i.the 20,144 SAP Class B DownREIT Units held by Wendy P. Nordhagen and the 14,367 SAP Class B DownREIT Units held by SecurCare will be converted into 67,644 and 48,244 SAP Class X DownREIT Units, respectively, using a conversion ratio of 3.358 SAP Class X DownREIT Units for each SAP Class B DownREIT Unit;
ii.immediately thereafter, 143,500 of NSA BV's SAP Class Y DownREIT Units shall be converted into 143,500 SAP Class X DownREIT Units; and
iii.immediately thereafter, NSA OP will cause NSA BV to exchange the 143,500 newly recapitalized SAP Class X DownREIT Units (described above) in redemption of 143,500 Class A OP Units held by Nordhagen, which Class A OP Units will be subsequently distributed to and retired by NSA OP.
b.On March 31, 2020 immediately after the closing of the SecurCare Merger and immediately prior to the closing of the DLAN Merger:
i.225,000 of NSA BV's remaining SAP Class Y DownREIT Units shall be converted into 225,000 SAP Class X DownREIT Units; and
ii.immediately thereafter, NSA OP will cause NSA BV to exchange the 225,000 newly recapitalized SAP Class X DownREIT Units (described above) in redemption of 225,000 Class A OP Units held by Nordhagen, which Class A OP Units will be subsequently distributed to and retired by NSA OP.
c.Exhibit A of each of the NSA OP LPA and SAP LLCA shall be revised to reflect the foregoing as of March 31, 2020.
3.Capital Contribution Adjustments. As of March 31, 2020, in connection with the recapitalization and exchange described in Section 2 of this Agreement and in furtherance of the requirements set forth in section 4.4(c) of each of the NSA OP LPA and SAP LLCA, (i) SecurCare's Class B Capital Contributions and Class X Capital Contributions; Wendy P. Nordhagen's Class B Capital Contributions and Class X Capital Contributions, (iii) Nordhagen's Class X Capital Contributions and, as defined in the NSA OP LPA, Class A Capital Contributions; and (iv) NSA BV's Class Y Capital Contributions (as defined in the

SAP LLCA) shall be adjusted as approved by the audit committee of the board of trustees and the board of trustees of Parent.
4.Lockup Agreement: Nordhagen and Wendy P. Nordhagen each agree with NSA OP and NSA BV that their redemption rights pursuant to Section 8.6 of the SAP LLCA will not be exercisable until at and after five years from the closing date of the SecurCare Merger.
5.Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and assigns.
6.Governing Law. This Agreement, the rights and obligations of the Parties hereto, and any claims and disputes relating thereto, are governed by and shall be construed in accordance with the laws of the state of New York
7.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.
8.No Amendment. This Agreement may not be amended, modified or otherwise altered except by a written agreement approved by all Parties hereto.
9.Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Parties with respect to the subject matter of this Agreement and the rights, interests and obligations of the Parties with respect to the other Parties.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Class B Unit Conversion Agreement as of the date first above written.

NSA OP, LP,
a Delaware limited partnership

By: National Storage Affiliates Trust,
        its general partner

By: /s/ Tamara Fischer
Name: Tamara Fischer
Title: Authorized Person

NSA BV DR, LLC,
a Delaware limited liability company

By: NSA OP, LP, its sole member

By: National Storage Affiliates Trust,
        its general partner

By: /s/ Tamara Fischer
Name: Tamara Fischer
Title: Authorized Person

SECURCARE AMERICAN PORTOFOLIO, LLC,
a Delaware limited liability company

By: NSA BV DR, LLC, its managing member

By: NSA OP, LP, its sole member

By: National Storage Affiliates Trust,
        its general partner

By: /s/ Tamara Fischer
Name: Tamara Fischer
Title: Authorized Person

Individuals

/s/ Arlen D. Nordhagen
Arlen D. Nordhagen

/s/ Wendy P. Nordhagen
Wendy P. Nordhagen